UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Definitive Information Statement

VYCOR MEDICAL, INC.

(Name of Registrant as Specified in Its Charter)

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VYCOR MEDICAL, INC.

951 Broken Sound Parkway, Suite 320

Boca Raton, FL 33487

(561) 558-2020

February 12, 2018

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, $.00001 par value (the “Common Stock”) and preferred stock, $0.00001 par value (the “Preferred Stock”) of Vycor Medical, Inc. (the “Company”). We are sending you this Information Statement to inform you that on February 09, 2018, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to amend the Company’s Certificate of Incorporation to increase the number of authorized Company Common Shares from 25,000,000 to 55,000,000. Thereafter, on February 09, 2018, pursuant to the By-Laws of the Company and applicable Delaware law, stockholders holding in excess of fifty percent (50%) of the votes entitled to be cast on the aforementioned two matters (identified in the section entitled “Voting Securities and Principal Holders Thereof”) adopted a resolution to authorize the Board of Directors, in its sole discretion, to increase the number of authorized shares of Company Common Stock from 25,000,000 to 55,000,000.

The Board of Directors believes that the proposed increase in authorized capital is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED

TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and the consent of stockholders of the Company holding a majority of the shares entitled to vote on the matter.

This Information Statement is being mailed on or about February 23, 2018 to stockholders of record on February 9, 2018 (the “Record Date”).

/s/ Peter C. Zachariou
Peter C. Zachariou, Chief Executive Officer

VYCOR MEDICAL, INC.

951 Broken Sound Parkway, Suite 320

Boca Raton, FL 33487

(561) 558-2020

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Delaware law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be approximately $5,000.00, will be paid by the Company.

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s shareholders, as of the close of business on February 09, 2018 (the “Record Date”), of corporate action taken pursuant to the consent or authorization of certain shareholders of the Company. Shareholders holding the power to vote in excess of a majority of the Company’s outstanding common stock have acted upon the corporate matters outlined in this Information Statement, consisting of the following:

To amend the Company’s Certificate of Incorporation to:

(1) increase the number of authorized Company Common Shares from 25,000,000 to 55,000,000.

The Company will refer to this action as the “Proposal”.

Who Is Entitled To Notice?

Each holder of an outstanding share of common stock or voting preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by certain shareholders who, as of the close of business on the Record Date, were entitled to cast in excess of fifty percent (50%) of the votes entitled to vote in favor of the Proposal. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval by the holders of fifty percent (50%) of the votes entitled to be cast on the matter in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

What Corporate Matters Did the Majority of the Shareholders Vote For And How Did They Vote?

As of February 09, 2018, the Company received executed consents from shareholders entitled to in excess of fifty percent (50%) of the total eligible votes, which means that a majority of the votes entitled to be cast on the Proposal were in fact cast. The Shareholders provided consent with respect to the following matters:

To amend the Company’s Certificate of Incorporation to:

(1) increase the number of authorized Company Common Shares from 25,000,000 to 55,000,000.

What Vote Is Required To Approve The Proposal?

With respect to the Proposal, the affirmative vote of a majority of the votes entitled to be cast on the Proposal was required for approval of the Proposal. Certain of the Company’s shareholders have voted in favor of the Proposal and these shareholders represented in excess of fifty percent (50%) of the votes entitled to be cast on the Proposal. These shareholders were entitled to cast fifty percent (50%) of the votes eligible to be cast on the Proposal. Accordingly, these shareholders had sufficient voting shares to approve the Proposal.

Shareholders Who Voted In Favor Of The Proposal

The table below indicates all of the holders of shares of the Company’s Common Stock and Series D Preferred stock that have voted in favor of the Proposal. On the Record Date, 21,323,742 votes were eligible to be cast on the Proposal.

Shares of Common Stock (or equivalent
shares of Common Stock in the case of
Series D Preferred Stockholders)

Name	Votes	Percentage
Fountainhead Capital Management Ltd.	10,246,864	48.05%
Craig Kirsch	57,934	0.27%
Peter Zachariou	323,196	1.52%
Steven Girgenti	49,800	0.23%
Lowell Rush	28,192	0.13%
Oscar Bronsther	40,155	0.19%

Total	10,746,141	50.40%

Total Company Eligible Votes	21,323,742

BACKGROUND

1. Organizational History

The Company was formed as a limited liability company under the laws of the State of New York on June 17, 2005 as “Vycor Medical LLC”. On August 14, 2007, we converted into a Delaware corporation and changed our name to “Vycor Medical, Inc.”. The Company’s listing went effective on February 2009 and on November 29, 2010 Vycor completed the acquisition of substantially all of the assets of NovaVision, Inc. (“NovaVision”) and on January 4, 2012 Vycor, through its wholly-owned NovaVision subsidiary, completed the acquisition of all the shares of Sight Science Limited (“Sight Science”), a previous competitor to NovaVision.

2. Overview of Business

Vycor is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and operates two distinct business units within the medical device industry. Vycor Medical designs, develops and markets medical devices for use in neurosurgery. NovaVision provides non-invasive rehabilitation therapies for those who have vision disorders resulting from neurological brain damage such as that caused by a stroke. Both businesses adopt a minimally or non-invasive approach. Both technologies have strong sales growth potential, address large potential markets and have the requisite regulatory approvals. The Company has 59 issued or allowed patents and a further 15 pending. The Company leverages joint resources across the divisions to operate in a cost-efficient manner.

The Company periodically engages in discussions with potential strategic partners for or purchasers of each or both of our operating divisions.

Vycor Medical

Vycor Medical designs, develops and markets medical devices for use in neurosurgery. Vycor Medical’s ViewSite Brain Access System (“VBAS”) is a next generation retraction and access system that was fully commercialized in early 2010 and is the first significant technological change to brain tissue retraction in over 50 years in contrast to significant development in most other neuro-surgical technologies. Vycor Medical is ISO 13485:2003 compliant, and VBAS has U.S. FDA 510(k) clearance and CE Marking for Europe (Class III) for brain and spine surgeries, and regulatory approvals in Australia, Brazil, Canada, China, Korea, Japan, Russia and Taiwan.

We believe VBAS offers several advantages over other brain retractor systems, commonly known as ribbon or blade retractors that are metallic, including having the potential to significantly reduce brain tissue trauma that arises from excessive pressure at the edges of the blade. The design of VBAS can minimize the size of the brain entry access necessary for surgical procedures, and is believed to significantly reduce the pressure and hence trauma on the surrounding brain tissue.

NovaVision

NovaVision provides non-invasive, computer-based rehabilitation targeted at a substantial and largely un-addressed market of people who have lost their sight as a result of stroke or other brain injury. NovaVision addresses a significant target market, estimated at approximately $2 billion in each of the U.S. and the EU and over $13 billion globally.

NovaVision has a family of therapies that both restore and compensate for lost vision:

●	Restoration of vision: NovaVision’s VRT and Sight Science’s Neuro-Eye Therapy (NeET), aim to improve visual sensitivity in a person’s blind area. VRT delivers a series of light stimuli along the border of the patient’s visual field loss. These programmed light sequences stimulate the border zone between the “seeing” and “blind” visual fields, repetitively challenging the visual cortex in the border zone with a large number of stimuli over the course of time. NeET targets deep within the blind area by repeated stimulation, allowing patients to detect objects within the blind field.

●	Compensation and re-training: Normal eye movements are also affected after brain injury adding to the problems of blindness. NeuroEyeCoach provides a complementary therapy to VRT and NeET, which re-trains a patient to move their eyes, re-integrate left and right vision and to make the most of their remaining visual field.

VRT and NeuroEyeCoach are therefore highly complementary and are provided in an Internet-delivered suite to ensure broad benefits to NovaVision’s patients.

NovaVision also has models of VRT and NeuroEyeCoach for physicians and rehabilitation clinics, as well as VIDIT, a diagnostic program that enables therapists to perform high-resolution visual field tests in less than ten minutes.

NovaVision’s VRT is the only medical device aimed at the restoration of vision lost as a result of neurological damage which has FDA 510(k) clearance to be marketed in the U.S; and NeuroEyeCoach is registered in the US as a Class I 510(k) exempt device. VRT, NEC and NeET have CE Marking for the EU. NovaVision has 41 granted and 2 pending patents worldwide.

The Board of Directors believes that the proposed increase in authorized shares of Common Stock is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan.

No further action on the part of stockholders will be required to either implement or abandon the increase in authorized capital. The Board of Directors reserves its right to elect not to proceed, and abandon, the increase in authorized capital if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company’s stockholders.

ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED COMMON STOCK

There are certain advantages and disadvantages of increasing the Company’s authorized common stock. The Company believes that the impact of increasing its authorized capital is largely mitigated by increased ability of the Company to raise capital for the future growth of the Company consistent with its Business Plan. As a result of the increase in authorized capital, authorized but unissued Company Common Shares are increased from 5,183,495 to 35,183,495. The current number of authorized but unissued shares does not include shares which are reserved for issuance in the event of the exercise of certain warrants and options which required to be reserved.

The Company believes that this increased number of authorized but unissued Common Shares will facilitate:

●	The ability to raise capital by issuing capital stock under future financing transactions, if any.

●	To have shares of common stock available to pursue business expansion opportunities, if any.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. Notwithstanding, a takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer Company stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or Proposal to adopt such provisions or enter into agreements that may have material anti-takeover consequences.

Disadvantages of this action include the following:

●	The issuance of additional authorized but unissued shares of Common Stock could result in decreased net income per share which could result in dilution to existing shareholders.

●	In the long run, the Company may be limiting the number of authorized but unissued shares it can issue in the future without a further amendment of its Certificate of Incorporation. Notwithstanding, the Company believes that maintaining 35,183,495 authorized but unissued Common shares will cover all of its reasonably foreseeable requirements.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and president and (iv) all executive officers and directors as a group as of February 9, 2018. Unless noted, the address for the following beneficial owners and management is 951 Broken Sound Parkway, Suite 320, Boca Raton, FL 33487.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class

Common Stock	Steven Girgenti	232,186	1.16%
Common Stock	Oscar Bronsther, M.D	213,685	1.06%
Common Stock	Lowell Rush	201,722	1.00%
Common Stock	Adrian Christopher Liddell	220,000	1.08%
Common Stock	Marc David Cantor	220,000	1.08%
Common Stock	Peter C. Zachariou	381,598	1.87%
Series D Preferred Stock	Peter C. Zachariou	69,487	25.71%
Common Stock	All executive officers and directors as a group	1,469.191	7.03%
Series D Preferred Stock	All executive officers and directors as a group	69,487	25.71%
Common Stock	Fountainhead Capital Management Limited 17 Bond Street, St. Helier, Jersey JE2 3NP	12,744,711	54.34%
Series D Preferred Stock	Fountainhead Capital Management Limited 17 Bond Street, St. Helier, Jersey JE2 3NP	188,363	69.68%

(1) In determining beneficial ownership of our Common Stock and Series D Preferred Stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. In the case of directors, the number of shares includes shares granted but not issued under the director’s Deferred Compensation Plan. In determining the percent of Common Stock or Series D Preferred Stock owned by a person or entity on February 9, 2018, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of debentures, warrants and options, and the issuance of shares granted but not issued under the director’s Deferred Compensation Plan; and (b) the denominator is the sum of (i) the total shares of that class outstanding on February 9, 2018 (20,078,302 shares of Common Stock and 270,307 shares of Series D Preferred Stock) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the debentures, warrants and options or that can be issued under the director’s Deferred Compensation Plan. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS

TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company’s Common Stock.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Robert L. B. Diener

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Telephone: (808) 573-6163

BY ORDER OF THE BOARD OF DIRECTORS OF VYCOR MEDICAL, INC.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

VYCOR MEDICAL, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Vycor Medical, Inc. held on February 9th, 2018, the Directors approved the following resolution:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing ARTICLE FOURTH, Subparagraph (a) to read as follows:

(a) Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 65,000,000, of which 55,000,000 shares, par value of $0.0001 shall be designated as Common Stock (“Common Stock”), and 10,000,000 shares, par value of S0.0001, shall be designated as Preferred Stock (“Preferred Stock”).

The effective date of this Amendment (“Effective Date”) shall be March __, 2018. From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date.

SECOND: That thereafter, pursuant to Delaware General Corporation Laws Section 228, a consent in writing, setting forth the action so taken, was signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of March, 2018.

By:	/s/ Peter C. Zachariou
Authorized Officer
Title:	Chief Executive Officer
Name:	Peter C. Zachariou